Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into Ross Systems, Inc. previously filed Registration Statements File No. 333-65660, 333-39348, 33-42036, 33-48226,
33-56584, 33-72168, 33-89128, 333-36745, 333-44665, 333-71005, 33-89504,
333-19619, 333-06053, 333-44363, 333-47877, 333-58639, and 333-65065.





/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP


Atlanta, Georgia
September 14, 2001